Exhibit 10.11

鑫水植物桖合作协议

Exclusive Distribution Agreement

甲方：潍坊寿蔬生物科技有限公司

乙方：杭州野之源农业开发有限公司

Party A: Weifang Shou Vegetable Biotechnology Co. Ltd.

Party B: Hangzhou Yezhiyuan Agricultural Development Limited Company

为了加快世界珍稀植物樱桃李产业化发展，使樱桃李深加工产品尽快进入市场, 同时维护甲、乙双方的共同利益及长久的友好合作关系稳步发展，经甲乙双方协商同意，甲方授权乙方全权负责樱桃李深加工产品—鑫水植物桖的销售，双方依据《中华人民共和国合同法》及其相关法律法规，在平等互利的基础上遵循诚实守信的原则，协商达成如下协议：

In order to facilitate cherry plum industrialization and let deep processed products of cherry plum enter the market, while maintaining the common interests of the two parties of this agreement and facilitate the development of the parties’ long term cooperation, Party A authorizes Party B to be the exclusive agent of Xinshui Zhiwuxu, a deep processed product of Cherry Plum. Both parties reach the agreement according to the contract law of the People's Republic of China and related laws and regulations, on the basis of equality and mutual benefit and based on the principal of honesty and trustworthiness.

有关代理事项

Related agency matters

1、 甲方授权乙方在本合同书有效期内（自2014年9月1日至2019年8月31日止）的5年内享有鑫水植物桖在中国区域内的独家经销权。

Party A authorized Party B a five-year regional exclusive distribution rights of Xin shui Zhiwuxu in the contract period (from September 2014 to August 31, 2019).

乙方同意在本合同签订时，首批订购规格为20ml包装的鑫水植物桖40万瓶。到2015年8月底前（第一个协议年度）平均每月销量不低于6万瓶，第二个协议年度每月销量不低于7.5万瓶，自第三个协议年度开始，乙方应保持逐年不低于10%销售增长比率。自第二个协议年度如果如果每月平均销量低于5万瓶，甲方有权取消乙方的独家经销权并有权处理库存的鑫水植物桖产品。

Party B agreed to order 400,000 bottles of 20ml Xinshui Zhiwuxu before the end of August 2015 (the first year of the agreement) and reach a monthly average sales of no less than 60,000. In the second year of the agreement, average monthly sales should be no less than 75,000 bottles. Since the third year of the agreement, Party B shall keep at least a 10% annual increase in the consecutive years. Party A has the right to cancel Party B's exclusive distribution rights and has the right to dispose of the inventory of Xin shui Zhiwuxu if Party B cannot meet the monthly sale of 50,000 bottles per month since the second year.

2、 供货价格：规格20ml每瓶供货价为4.5元。以上价格为不含税价格。

Price: 4.5 yuan per bottle for 20ml Xinshui Zhiwuxu, excluding tax.

乙方需向甲方交纳200万元作为市场保证金。甲乙双方合作满两年，乙方无任何违规行为并完成协议量，此市场保证金可抵做货款，如乙方未为完成协议量且未对甲方形象造成影响，双方解除协议，甲方将如数退回市场保证金。

Party B agrees to deposit 2 million yuan as the guarantee. After two years of cooperation between the parties, the deposit can be used as prepaid expenses if Party B is in compliance with this contract. Party A shall refund the deposit if both parties agreed to terminate the contract.

3、 乙方根据市场需求提前25天向甲方下达订单并交纳货款的50%作为预付款。甲方收到预付款后按计划组织生产，25个工作日内生产完毕通知乙方将全额余款汇至甲方账户后甲方安排发货

Party B needs to place an order with Party A and prepay 50% of the purchase price 25 days before the delivery. Party A shall arrange for production after receiving the order and the prepayment and finish production within 25 business days. After the delivery, Party B need to pay the other 50% of the purchase price within one week.

双方权利义务

The Rights and Obligations of Both Parties

1、 乙方可自主确立销售网络，价格体系，奖励体系等。直接为用户提供技术指导。

Party B can establish sales network, retail price, incentive plan etc. and provide technical support to customers independently.

2、 甲方为乙方提供市场宣传所需素材及有关的技术指导。

Party A will provide materials and relevant technical guidance that are necessary for marketing.

3、 乙方应积极维护甲方知识产权，产品声誉，对侵犯甲方合法权益的行为进行积极举报或打击。

Party B should actively safeguard Party A's intellectual property rights, product reputation and take actions to report and fight again any activities that are infringing Party A’s legitimate interests.

甲方为乙方提供指导性讲课内容与方案，但不干涉乙方自主制定的营销策略.

Party A shall provide coaching guidance and coaching materials without interfering with market strategies set up by Party B.

信息透露限制：甲乙双方同意就得到的对方的信息承担保密义务，直至信息所有方宣布解密或者秘密信息实际上已公开，信息包括：产品资源，配方，技术秘密、产品计划、销售计划、促销计划、产品价格、客户清单、财务信息等。未经信息所有者书面授权许可。任何一方不得向任何第三方泄密。由此造成的损失，全部由泄密方承担。

information disclosure restrictions: both parties agreed to keep confidential, until the information of all parties open to the public, the information include: product resources, formula, technology secret, products plan, sales plan, promotion plan, product price, customer lists, financial information etc. without the written permission of the owner. Any party shall not disclose to any third party.

甲方提供的产品应符合企业质量标准要求，保证产品质量合格。乙方严禁销售过期产品。因甲方产品质量问题而造成的市场退货由甲方承担，因储存不当等原因造成的市场退货由乙方自行承担。

The products supplied by Party A shall comply with the quality standard and guarantee the quality of the products. Party B shall not sell expired products. Party A will be responsible for product returns due to the quality deficiency and Party B should be responsible for product returns due to storage issues.

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4、 甲方负责发货至乙方制定区域，费用由乙方承担。

Party A shall be responsible for shipment to Party B’s designed address and the cost borne by the Party B.

5、 在市场原材料价格变化而导致产品调价时，甲方承诺在第一时间通知乙方。

Party A promises to notify Party B immediately when the raw material price fluctuates causes adjustments of product price.

6、 合同期满，甲乙双方互享有下一个合同期续签优先权，并在对方发出通知规定时限内完成签约。

After the expiration of the contract, both parties mutual enjoy a right of first refusal to renew the contract and shall complete renewal within the period set forth the other Party’s notice.

付款与交货

Payment and Delivery

1、 乙方将货款存入甲方指定账号

交通银行：6222601050000314056 李传梅

Party A designated account:

Bank of communications: Li Chuanmei; 622260105000031405

2、 本合同之交易币种为人民币。

The contract currency is RMB.

3、 乙方汇出货款前须和甲方电话联系， 汇出款额要立即告知甲方登记，并保存好银行汇出单据，以免给双方造成不必要的损失。

Before making the payment, Party B shall notify Party A by phone and also immediately notify Party B upon wiring the payment. Party B shall also keep wire documents issued by the bank to avoid unnecessary damages to both parties.

违约责任与处理

Liability for Breach of Contract and Remedies

1、 乙方违约，甲方将视情况酌情处理，严重损害甲方利益及形象、知识产权等行为，必要时甲方将追究相应经济损失。

Upon Party B’s breach of contract, Party A shall act based on the circumstance. For activities damaging Party A’s interests, image, and intellectual property, Party A reserves the right to sue Party B to seek economic losses.

甲方违约，乙方可采取相应的法律手段追究责任或在合同无法履行时协商解除合同。

Upon Party A’s breach, Party B may also take appropriate legal means to hold Party A liable or terminate the contract when the Parties cannot perform the contract.

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本合同自甲乙双方签字盖章之日起，仅视为达成合作意向，自甲方收到独家代理市场保证金和首批订单预付货款起（以银行票据为准）本合同正式生效。

From the date of execution by the Parties, the contract shall constitute the parties’ letter of intent only. The contract shall become officially effective only when Party A receives exclusive agent deposit and the payment for the initial invoice (based on bank documents.)

其他

Miscellaneous

1、 双方本着竭诚合作的态度履行本合同的约定，未尽事宜双方友好协商解决。

The two parties shall perform under this agreement with an attitude of sincere cooperation and unsolved issues should be resolved through friendly negotiation.

2、 合同的修改或补充，均须经双方同意后以书面协议形式修改或补充。

The contract shall be modified or supplemented in writing upon both parties’ consents.

3、 本合同签订之日起，双方于2013年元月8号所签订的《战略合作协议》同时宣布作废

The Strategic Cooperation Agreement entered into by both parties on January 8, 2013 is simultaneously announced to be invalid from the execution date of this contract.

本合同一式两份：甲乙双方各持一份

This contract has two copies and each party holds one copy.

甲方：潍坊寿蔬生物科技有限公司	乙方：杭州野之缘农业开发有限公司
法人代表	法人代表
合同签订日期	合同签订日期

Party A: Weifang Shou Vegetable Biotechnology Co. Ltd.	Party B: Hangzhou Yezhiyuan Agricultural Development Co. Ltd.
Legal Representative:	Legal Representative
Date of Execution:	Date of Execution:

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